Exhibit 3.1

FIRST AMENDED AND RESTATED

BYLAWS

OF

XSPAND PRODUCTS LAB, INC.

a Nevada corporation

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE. The registered agent and office of Xspand Products Lab, Inc. in the State of Nevada shall be as designated in the corporation’s amended and restated articles of incorporation (as might be further amended or restated from time to time, the “Articles of Incorporation”).

1.2 OTHER OFFICES. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place, either within or without the State of Nevada, as may be designated by the board of directors or in the manner provided in these bylaws. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation in the State of Nevada.

2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other business properly brought before the annual meeting may be transacted. Except as otherwise restricted by the Articles of Incorporation or applicable law, the board of directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the board of directors.

2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the chief executive officer, or by the president.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) calendar days after the receipt of the request. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS. All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS. Nominations for the election of directors, and business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise business properly brought before such meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder and for nominations to be properly brought before a special meeting by a stockholder, the stockholder of record must have given timely notice thereof in writing to the secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than seventy (70) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must be provided by a stockholder of record and must set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected,

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made,

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed: (i) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (ii) the class and number of shares of stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business,

(d) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such person, a “control person”): (i) the class and number of shares of stock of the corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of stock of the corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or control person) and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any control person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iv) a representation whether the stockholder or the beneficial owner, if any, and any control person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder, and

(e) a certification that the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made or the business is proposed, has or have complied with all applicable federal, state and other legal requirements in connection with such stockholder’s and/or each such beneficial owner’s acquisition of shares of capital stock or other securities of the corporation and/or such stockholder’s and/or each such beneficial owner’s acts or omissions as a stockholder of the corporation, including, without limitation, in connection with such nomination or proposal.

The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.

For purposes of this Section 2.5, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the United States Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2.5(d)(i), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others, and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

This Section 2.5 shall not apply to notice of a proposal to be made by a stockholder if the stockholder has notified the corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein.

2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting, or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 CONDUCT OF BUSINESS. Except as otherwise provided in the Articles of Incorporation no action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by these bylaws. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.10 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these bylaws, subject to the provisions of the Nevada Revised Statutes (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Articles of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder at the close of business on the record date, or the relevant date established by the board of directors, as applicable, which shall be cast only by that individual or such individual’s duly authorized proxy. Stockholders shall not be allowed to cumulate their votes in the election of directors or any other matter submitted to a vote of stockholders.

With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver , the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the corporation with written proof of such appointment.

With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (a) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the corporation’s board of directors, if any, the chief executive officer, if any, the president or any vice president of such corporation, and (b) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his or her authority to do so.

With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, spouses as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner: (a) if only one person votes, the vote of such person binds all, (b) if more than one person casts votes, the act of the majority so voting binds all, and (c) if more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

2.11 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the Nevada Revised Statutes, the Articles of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these bylaws.

2.12 WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered by hand or by registered United States mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary of the corporation at the principal executive offices of the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.12 to the corporation, written consents signed by a sufficient number of holders required to take action are delivered to the corporation by delivered by hand or by registered United States mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary of the corporation at the principal executive offices of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation as provided in this Section 2.12.

2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.14 PROXIES. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxy provides otherwise. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

DIRECTORS

3.1 POWERS. Subject to the provisions of the Nevada Revised Statutes and any limitations in the Articles of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS. The board of directors shall consist of at least three (3) and not more than seven (7) directors, provided that the minimum and maximum number of directors may be increased or decreased from time to time by an amendment to these bylaws or by resolutions adopted by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in the Articles of Incorporation or Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Articles of Incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his or her earlier death, resignation or removal.

Elections of directors need not be by written ballot.

3.4 RESIGNATION AND VACANCIES. Any director may resign at any time upon written notice to the attention of the secretary of the corporation. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the articles of incorporation or these bylaws:

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these bylaws, or may apply for a decree summarily ordering an election as provided in the Nevada Revised Statutes.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then a court of competent jurisdiction may, upon application of any stockholder or stockholders holding at least thirty-three percent (33%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, which election shall be governed by the provisions of the Nevada Revised Statutes as far as applicable.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada.

Unless otherwise restricted by the Articles of Incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally, by email, by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered personally, by email or by telegram, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8 QUORUM. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation, or these bylaws. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the Nevada Revised Statutes, the Articles of Incorporation, or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these bylaws.

3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these bylaws, the board of directors (or a committee of the board of directors) shall have the authority to fix the compensation of directors.

3.12 APPROVAL OF LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.13 REMOVAL OF DIRECTORS. Any director may be removed from such position as provided in, and in accordance with, the Articles of Incorporation and the Nevada Revised Statutes.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority (a) approving or adopting or recommending to the stockholders, any action or matter expressly required by the Nevada Revised Statutes to be submitted to stockholders for approval, or (b) adopting, amending, or repealing any bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the Nevada Revised Statutes.

4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 through Section 3.10 of Article III of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS. The officers of the corporation shall be a chief executive officer, chief financial officer, president, treasurer and secretary. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS. The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS; FILLING VACANCIES. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.5 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be appointed, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to the chairman of the board by the board of directors or as may be prescribed by these bylaws. If there is no president appointed, then the chairman of the board shall also be the president of the corporation and shall have the powers and duties prescribed in Section 5.8 of these bylaws.

5.6 CHIEF EXECUTIVE OFFICER. The board of directors shall appoint a chief executive officer of the corporation who shall be subject to the control of the board of directors and have general supervision, direction and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.

The chief executive officer shall be the Principal Executive Officer of the corporation.

5.7 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

The chief financial officer shall be the Principal Financial Officer, Principal Accounting Officer of the corporation, and subject to the order of the board of directors, the secretary and treasurer of the corporation.

5.8 PRESIDENT. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In addition and subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if no one has been appointed chief executive officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have the powers and duties described in Section 5.6.

5.9 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10 TREASURER. The treasurer, subject to the order of the board of directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the corporation, and all books and records relating thereto. The treasurer shall keep, or cause to be kept, full and accurate books of accounts of the corporation’s transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the board of directors, the chairman of the board of directors, if any, the chief executive officer, if any, or the president. The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the board of directors, the chief executive officer, if any, the president, these bylaws or as provided by law. If a chief financial officer of the corporation has not been appointed, the treasurer may be deemed the chief financial officer of the corporation.

5.11 VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.12 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the chief executive officer, the chief financial officer, the president, any vice president, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.13 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.

ARTICLE VI

INDEMNITY

As further set forth in the Articles of Incorporation, to the fullest extent permitted by applicable law, a director of the corporation shall not be personally liable to the corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive officer or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

7.2 ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT. The corporation shall annually, on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Nevada Secretary of State a list of its president, secretary and treasurer and all of its directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the corporation.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile or other electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature or other electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the Nevada Revised Statutes, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 LOST AND REPLACEMENT CERTIFICATES. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the board of directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the board of directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the board of directors, including, without limitation, the merger of the corporation with another corporation or the conversion or reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the board of directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the board of directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

8.6 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada Revised Statutes shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 DIVIDENDS. The board of directors, subject to any restrictions contained in: (a) the Nevada Revised Statutes, or (b) the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors. Absent such a resolution of the board of directors to the contrary, December 31 shall be the end of the fiscal year of the corporation.

8.9 SEAL. The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10 TRANSFER OF STOCK. The board of directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation’s stock. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of any certificate(s) therefor accompanied by proper evidence of succession, assignation or authority to transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

8.11 STOCK TRANSFER AGREEMENTS. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes. The board of directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

8.12 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE IX

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal these bylaws or adopt new bylaws without any action on the part of the stockholders; provided that any bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLE X

CHANGES IN NEVADA LAW

References in these bylaws to the laws of the State of Nevada or the Nevada Revised Statutes or to any provision thereof shall be to such law as it existed on the date these bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights which the corporation may provide pursuant to Article VI, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these bylaws shall continue as theretofore to the extent permitted by law, and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.